                EXCELSIOR-HENDERSON MOTORCYCLE MANUFACTURING COMPANY

                        AMENDED AND RESTATED 1995 STOCK PLAN



     1. AMENDMENT OF EXISTING PLAN; PURPOSE. This Excelsior-Henderson Motorcycle Manufacturing Company Amended and Restated 1995 Stock Plan (the "Plan") amends and restates in its entirety the Hanlon Manufacturing Company 1995 Stock Plan. The purpose of the Plan is to attract, motivate and retain employees, directors, advisors and officers to produce a superior return to the shareholders of Excelsior-Henderson Motorcycle Manufacturing Company by offering such persons an opportunity to realize Stock appreciation, by facilitating Stock ownership and by rewarding them for achieving a high level of corporate financial performance. The Plan is also intended to facilitate recruiting and retaining experienced and knowledgeable advisors and independent contractors by permitting such persons to acquire a proprietary interest in the Company.

     2. DEFINITIONS AND RULES OF CONSTRUCTION. The capitalized terms used in this Plan have the meanings, and certain rules of construction are, set forth in the list of defined terms attached to this Plan as EXHIBIT A.

     3.   ADMINISTRATION.

          3.1 AUTHORITY OF COMMITTEE. The Committee shall administer the Plan. The Committee shall have exclusive power to make Awards, to determine when and to whom Awards will be granted, the form of each Award, the amount of each Award, and any other terms or conditions of each Award. Each Award shall be subject to an Agreement authorized by the Committee. The Committee's interpretation of the Plan and of any Awards made under the Plan shall be final and binding on all persons with an interest therein. The Committee shall have the power to establish regulations to administer the Plan and to change such regulations. Solely for purposes of determining and administering Awards to Participants who are not then subject to the reporting requirements of Section 16 of the Exchange Act, the Committee may delegate all or any portion of its authority under the Plan to persons who are not Non-Employee Directors.

          3.2 AWARDS TO OUTSIDE DIRECTORS. Notwithstanding any contrary provisions of the Plan, the granting, terms, conditions and eligibility requirements of Awards granted to Outside Directors under Section 9.3 of the Plan are governed solely by the provisions of the Plan pertaining thereto, and the Committee shall have no discretion with respect to the granting of such Awards or to alter or amend any terms, conditions or eligibility requirements of such Awards to Outside Directors. Provided, however, that the Committee may make Awards to Outside Directors in addition to Awards granted under such Section 9.3 and such other Awards need not be upon the same terms as Awards granted under such Section 9.3

          3.3 INDEMNIFICATION. To the full extent permitted by law, (i) no member of the Committee or any person to whom the Committee delegates authority under the Plan shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award made under the Plan, and (ii) the members of the Committee and each person to whom the Committee delegates authority under the Plan shall be entitled to indemnification by the Company with regard to such actions and determinations.

     4.   SHARES AVAILABLE UNDER THE PLAN.

          4.1 SHARES AVAILABLE. The number of Shares available for distribution under the Plan shall not exceed 1,200,000* (subject to adjustment pursuant to Section 15 hereof). Any Shares subject to the terms and conditions of an Award under this Plan which are not used because the terms and conditions of the Award are not met may again be used for an Award under the Plan.

          4.2 CONDITIONAL ISSUANCES. If the Plan is amended at any time subject to shareholder approval, then the Committee may, in accordance with the terms and conditions of the Plan, grant Awards on a conditional basis, subject to such approval by the shareholders of the Company not later than the next annual meeting of the shareholders of the Company following the date of such conditional grant. Any Award granted on a conditional basis shall not be exercisable unless and until the amendment to the Plan is approved by the shareholders of the Company. If such an amendment is not approved by the shareholders at the next annual meeting of shareholders of the Company following the conditional grant, then the conditional grant shall be canceled.

     5. ELIGIBILITY. Except as otherwise provided in Section 9 hereof, the granting of Awards to Participants is solely at the discretion of the Committee. The Committee shall determine the Participants, and the form, amount and other terms and conditions of each Award, taking into consideration such factors, including any recommendations of officers of the Company, as it deems relevant to select and motivate Participants to advance the interests of the Company. Participants shall be persons determined by the Committee as having contributed materially to the success of the Company or as being in a position to contribute materially to the future success of the Company.

     6.   GENERAL TERMS OF AWARDS.

          6.1 AMOUNT OF AWARD. Each Agreement shall set forth the number of Shares of Restricted Stock or other Stock subject to such Agreement, or the number of Shares to which the Option subject to such Agreement applies, as the case may
----------------------------
*    Reflects a 2 for 3 reverse split of the Company's Common Stock on May 21,
     1997.

     be. The Maximum Annual Employee Grant shall not exceed 300,000 Shares (subject to adjustment pursuant to Section 15 hereof).

          6.2 TERM. Each Agreement, other than those relating solely to Awards of Stock without restrictions, shall set forth the Term of the Option or Restricted Stock, as the case may be. An Agreement may permit acceleration of the commencement of the applicable Term and the expiration of any restrictions on exercisability upon such terms and conditions as shall be set forth in the Agreement, which may, but need not, include without limitation acceleration resulting from the occurrence of an Event, Fundamental Change, the meeting of performance objectives established by the Committee in an Agreement, or in the event of the Participant's death or Retirement.

          6.3 TRANSFERABILITY. During the lifetime of a Participant to whom an Award is granted, only such Participant (or such Participant's legal representative) may exercise an Option. No Award of Restricted Stock (prior to the expiration of the restrictions) or Options may be sold, assigned, transferred, exchanged or otherwise encumbered other than pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act ("ERISA") or the rules thereunder, and any attempt to do so shall be of no effect. Notwithstanding the immediately preceding sentence, an Agreement may provide that (i) the Award subject to the Agreement shall be transferable to a Successor in the event of a Participant's death or (ii) a Non-Statutory Stock Option shall be transferable to any member of a Participant's "immediate family" (as such term is defined in Rule 16a-1(e) promulgated under the Exchange Act, or any successor rule or regulation) or to one or more trusts whose beneficiaries are members of such Participant's "immediate family" or partnerships in which such family members are the only partners; provided, however, that (1) the Agreement with respect to such Options, which must be approved by the Committee, expressly so provides either at the time of initial grant or by amendment to an outstanding Agreement, (2) the Participant receives no consideration for the transfer and (3) such transferred Non-Statutory Stock Option shall continue to be subject to the same terms and conditions as were applicable to such Non-Statutory Stock Option immediately prior to its transfer.

          6.4 TERMINATION OF EMPLOYMENT. Except as otherwise provided in the applicable Agreement with any Participant, for any Participant who is an employee of the Company, no Option may be exercised by the Participant, and all Restricted Stock held by the Participant shall be forfeited (i) after the 45th day following the day the Participant's employment by the Company ceases if such cessation of employment is for a reason other than death, Retirement, or Total and Permanent Disability, or (ii) three months after Participant's employment by the Company ceases if such cessation of employment is because of death, Retirement, or Total and Permanent Disability, or (iii) if applicable, the date of breach by a Participant of any employment or confidentiality agreement by and between the Company and Participant, except as, and to the extent, provided in the Agreement applicable to that Award. An Award may be exercised by, or paid to, the Successor of a Participant following the death of such Participant to the extent, and during the period of time, if any, provided in the applicable Agreement.

     7. RESTRICTED STOCK AWARDS. An Award of Restricted Stock under the Plan shall consist of Shares subject to restrictions on transfer and conditions of forfeiture, which restrictions and conditions shall be included in the applicable Agreement. Except as otherwise provided in the applicable Agreement, each Stock certificate issued in respect to an Award of Restricted Stock shall either be deposited with the Company or its designee, together with an assignment separate from such certificate, in blank, signed by the Participant, or bear such legends with respect to the restricted nature of the Restricted Stock evidenced thereby as shall be provided for in the applicable Agreement. The Agreement shall describe the terms and conditions by which the restrictions upon awarded Restricted Stock shall lapse. Upon the lapse of the restrictions, stock certificates free of restrictive legends, if any, relating to such restrictions shall be issued to the Participant or his Successor. The Agreement shall also set forth any required payment for such Restricted Stock, if such payment is required by the Committee, and any provisions regarding repurchase of such Restricted Stock in the event of forfeiture. A Participant with a Restricted Stock Award shall have all the other rights of a shareholder including, but not limited to, the right to receive dividends and the right to vote the Shares of Restricted Stock. Unless the issuance of shares pursuant to a Restricted Stock Award is registered or exempt under federal or state securities laws, the Participant shall be required to give an investment representation at the time of the Award, and transfer of the shares shall be appropriately restricted.

     8. STOCK AWARDS. Awards of Stock without restrictions may be made by the Committee to a Participant in furtherance of the Plan's purposes. A Participant receiving a Stock Award shall be entitled to all of the rights and privileges in the Common Stock awarded as of the date on which the Award is made. Unless the issuance of shares pursuant to a Stock Award is registered or exempt under federal or state securities laws, the Participant shall be required to give an investment representation at the time of the Award, and transfer of the shares shall be appropriately restricted.

     9.   STOCK OPTIONS.

          9.1 TERMS OF ALL OPTIONS. An Option shall be granted pursuant to an Agreement as either an Incentive Stock Option or a Non-Statutory Stock Option. Only Non-Statutory Stock Options may be granted to Participants who are not employees of the Company or an Affiliate. The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the Agreement, but shall not be less than 85% of the Fair Market Value of a Share as of the date the Option is granted. The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, provided that to the extent permitted by law, the Agreement may permit Participants to simultaneously exercise Options and sell the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from such sale as payment of the purchase price of such Shares or to engage in a Net Exercise. The purchase price may be payable in cash, in Stock having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Stock being purchased pursuant to the Option, or a combination thereof, as determined by the Committee and provided in the Agreement; provided, however, that a person exercising an Option shall not be permitted to pay any portion of the purchase price with Stock or through a Net Exercise if, in the opinion of the Committee, payment in such manner could have adverse financial accounting consequences for the Company. Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. In no event shall any Option be exercisable at any time after its expiration date. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated. Unless the issuance of the shares upon the exercise of an Option hereunder is subject to a registration or exemption under applicable federal and state securities laws, the Participant shall be required to give an investment representation at the time of exercise and transfer of the shares shall be appropriately restricted.

          9.2 INCENTIVE STOCK OPTIONS. In addition to the other terms and conditions applicable to all Options:

               (i) the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Stock Options held by an individual first become exercisable in any calendar year (under this Plan and all other incentive stock option plans of the Company and its Affiliates) shall not exceed $100,000 (or such other limit as may be required by the Code) if such limitation is necessary to qualify the Option as an Incentive Stock Option;

               (ii) the purchase price of Shares covered by Incentive Stock Options must not be less than 100% of the Fair Market Value of the Shares on the date of grant;

               (iii) an Incentive Stock Option shall not be exercisable more than 10 years after the date of grant (or such other limit as may be required by the Code) if such limitation is necessary to qualify the Option as an Incentive Stock Option;

               (iv) unless otherwise specified by the Committee in the Agreement, and except as otherwise provided in Section 6.4 or
          Section 16, a Participant may exercise an Incentive Stock Option at any time up to 10 years from the date of grant of the Option, in whole or in part subject to any vesting schedule determined by the Committee;

               (v) if the Participant owns, or is deemed under Section 424(d) of the Code to own, stock of the Company or of any Affiliate possessing more than ten percent (10%) of the total combined voting power of all classes of stock therein at the time the Incentive Stock Option is granted:

                    (a) the purchase price of the Shares covered by the Incentive Stock Option must not be less than 110% of the Fair Market Value of Shares on the date of grant; and

                    (b) the Term of the Incentive Stock Option must not be greater than five years from the date of grant; and

               (vi) the Agreement covering an Incentive Stock Option shall contain such other terms and provisions which the Committee determines necessary to qualify such Option as an Incentive Stock Option.

          9.3  OUTSIDE DIRECTOR OPTIONS.

               (i) During the term of this Plan, each person who is elected to the Board of Directors and who is an Outside Director when elected shall immediately be granted, by virtue of their election to the Board of Directors, a Non-Statutory Stock Option. The date of such election shall be the date of grant for options granted pursuant to this subsection 9.3(i). The number of shares covered by each such option shall be 10,000* (subject to adjustment pursuant to Section 15 hereof).

               (ii) Beginning with the Annual Meeting of Shareholders to be held during calendar year 1998 and for every Annual Meeting of Shareholders thereafter during the term of this Plan, each person serving as an Outside Director immediately following such Annual Meeting shall be granted, by virtue of serving as an Outside Director, a Non-Statutory Stock Option. The date of such Annual Meeting shall be the date of grant for options granted pursuant to this subsection 9.3(ii). The number of Shares covered by each such option shall be 6,667* (subject to adjustment pursuant to Section 15 hereof). Director Options granted pursuant to this subsection 9.3(ii) shall be in addition to those granted pursuant to subsection 9.3(i). Notwithstanding the foregoing, no Outside Director shall receive a grant of options pursuant to this subsection 9.3(ii) prior to completing a minimum of six months of service as an Outside Director.

-------------------------------
*   Reflects a 2 for 3 reverse split of the Company's Common Stock on May 21,
    1997.

               (iii) Director Options granted pursuant to subsection 9.3(i) shall vest and become exercisable one year following the date of grant. Director Options granted pursuant to subsection 9.3(ii) shall vest and become exercisable on the date of the Annual Meeting next following the grant of Director Options. Notwithstanding the foregoing, Director Options shall vest and become immediately exercisable in full upon the occurrence of any Event or upon the death of an Outside Director. Director Options shall expire at the 10-year anniversary of the date of grant.

               (iv) The purchase price of each Share subject to a Director Option pursuant to this Section 9.3 shall be 100% of the Fair Market Value of a Share as of the date of grant. Notwithstanding anything to the contrary stated in this Plan, for purposes of this Section 9.3 and the definition of Fair Market Value in Exhibit A attached hereto, each Director Option shall be deemed conclusively to have been granted prior to close of the applicable securities exchange or system on the date of grant. An Outside Director may exercise a Director Option using as payment any form of consideration provided for in Section 9.1.

               (v) Director Options shall be evidenced by an agreement signed on behalf of the Company by an officer thereof which only incorporates by reference the terms of this Plan.

               (vi) Unless the Director Option shall have expired, in the event of an Outside Director's death, the Director Option granted to such Outside Director shall be transferable to the beneficiary, if any, designated by the Outside Director in writing to the Company prior to the Outside Director's death and such beneficiary shall succeed to the rights of the Outside Director to the extent permitted by law. If no such designation of a beneficiary has been made, the Outside Director's legal representative shall succeed to the Director Option, which shall be transferable by will or pursuant to the laws of descent and distribution.

     10. SUBSTITUTION OPTIONS. Options may be granted under this Plan from time to time in substitution for stock options held by employees of other corporations who are about to become Employees of the Company or a subsidiary of the Company, or whose employer is about to become a subsidiary of the Company, as the result of a merger or consolidation of the Company or a subsidiary of the Company with another corporation, the acquisition by the Company or a subsidiary of the Company of all or substantially all the assets of another corporation or the acquisition by the Company or a subsidiary of the Company of at least 50% of the issued and outstanding stock of another corporation. The terms and conditions of the substitute Options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board (or the Committee) at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted, but with respect to stock options which are Incentive Stock Options, no such variation shall be permitted which affects the status of any such substitute Option as an "incentive stock option" under Section 422 of the Code.

     11.  EFFECTIVE DATE OF THE PLAN.

          11.1 EFFECTIVE DATE. The Plan shall become effective as of December 15, 1995, provided that the Plan is approved and ratified by the affirmative vote of the holders of a majority of the outstanding Shares of Stock present or represented and entitled to vote in person or by proxy at a meeting of the shareholders of the Company no later than June 30, 1996.

          11.2 DURATION OF THE PLAN. The Plan shall remain in effect until all Stock subject to it shall be distributed or until all Awards have expired or lapsed, or the Plan is terminated pursuant to Section 14. No Award of an Incentive Stock Option shall be made more than 10 years after the Effective Date (or such other limit as may be required by the Code) if such limitation is necessary to qualify the Option as an Incentive Stock Option. The date and time of approval by the Committee of the granting of an Award shall be considered the date and time at which such Award is made or granted.

     12. RIGHT TO TERMINATE EMPLOYMENT. Nothing in the Plan shall confer upon any Participant the right to continue in the employment of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate the employment of the Participant with or without cause.

     13. TAX WITHHOLDING. The Company shall have the right to withhold from any cash payment under the Plan to a Participant or other person an amount sufficient to cover any required withholding taxes. The Company shall have the right to require a Participant or other person receiving Stock under the Plan to pay the Company a cash amount sufficient to cover any required withholding taxes. In lieu of all or any part of such a cash payment from a person receiving Stock under the Plan, the Committee may permit the individual to elect to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the individual's full FICA and Medicare, and federal, state and local income tax with respect to income arising from payment of the Award, through a reduction of the number of Shares delivered to him or a subsequent return to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws.

     14. AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN. The Board may at any time terminate, suspend or modify the Plan. Amendments are subject to approval of the shareholders of the Company only if such approval is necessary to maintain the Plan in compliance with the requirements of Exchange Act Rule 16b-3, Code Section 422, their successor provisions or any other applicable law or regulation. No termination, suspension, or modification of the Plan may materially and adversely affect any right acquired by any Participant (or his legal representative) or any Successor under an Award granted before the date of termination, suspension, or modification, unless otherwise agreed to by the Participant in the Agreement or otherwise or required as a matter of law; but it will be conclusively presumed that any adjustment for changes in capitalization provided for in Section 15 does not adversely affect any right.

     15. ADJUSTMENT FOR CHANGES IN CAPITALIZATION. Appropriate adjustments in the aggregate number and type of Shares available for Awards under the Plan, in the number and type of Shares subject to Options thereafter issued and in the number and type of Shares subject to Awards then outstanding, and in the Option price as to any outstanding Options, may be made by the Committee in its sole discretion to give effect to adjustments made in the number or type of Shares of the Company through a Fundamental Change (subject to Section 16), recapitalization, reclassification, stock dividend, stock split, stock combination or other relevant change, provided that fractional Shares shall be rounded to the nearest whole share.

     16. FUNDAMENTAL CHANGE. In the event of a proposed Fundamental Change, the Committee may, but shall not be obligated to:

          a. if the Fundamental Change is a merger or consolidation or statutory share exchange, make appropriate provision for the protection of the outstanding Options by the substitution of options and appropriate voting common stock of the corporation surviving any merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation to be issuable upon the exercise of Options, in lieu of options and capital stock of the Company; or

          b. at least 30 days prior to the occurrence of the Fundamental Change, declare, and provide written notice to each holder of an Option of the declaration, that each outstanding Option, whether or not then exercisable, shall be canceled at the time of, or immediately prior to the occurrence of the Fundamental Change in exchange for payment to each holder of an Option, within ten days after the Fundamental Change, of cash equal to, for each Share covered by the canceled Option, the amount, if any, by which the Fair Market Value (as hereinafter defined in this Section) per Share exceeds the exercise price per Share covered by such Option. At the time of the declaration provided for in the immediately preceding sentence, each Option shall immediately become exercisable in full and each person holding an Option shall have the right, during the period preceding the time of cancellation of the Option, to exercise his Option as to all or any part of the Shares covered thereby in whole or in part, as the case may be. In the event of a declaration pursuant to this Section 16(b), each outstanding Option granted pursuant to the Plan that shall not have been exercised prior to the Fundamental Change shall be canceled at the time of, or immediately prior to, the Fundamental Change, as provided in the declaration. Notwithstanding the foregoing, no person holding an Option shall be entitled to the payment provided for in this
     Section 16(b) if such Option shall have expired pursuant to the Agreement. For purposes of this Section only, "Fair Market Value" per Share shall mean the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by the shareholders of the Company upon the occurrence of the Fundamental Change, notwithstanding anything to the contrary provided in the Plan.

     17. UNFUNDED PLAN. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan.

     18. OTHER BENEFIT AND COMPENSATION PROGRAMS. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination, indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

     19. BENEFICIARY UPON PARTICIPANT'S DEATH. To the extent that the transfer of a Participant's Award at his death is permitted under an Agreement, (i) a Participant's Award shall be transferable at his death to the beneficiary, if any, designated on forms prescribed by and filed with the Committee and (ii) upon the death of the Participant, such beneficiary shall succeed to the rights of the Participant to the extent permitted by law. If no such designation of a beneficiary has been made, the Participant's legal representative shall succeed to the Awards which shall be transferable by will or pursuant to laws of descent and distribution to the extent permitted under an Agreement.

     20. GOVERNING LAW. To the extent that Federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of Minnesota and construed accordingly.

                                                                      EXHIBIT A

           EXCELSIOR-HENDERSON MOTORCYCLE  MANUFACTURING COMPANY
                        AMENDED AND RESTATED 1995 STOCK PLAN

                      DEFINED TERMS AND RULES OF CONSTRUCTION


1.   DEFINITIONS.

     Set forth below are the meanings of certain terms used in this Plan.

          a. "AFFILIATE" means any corporation that is a "parent corporation" or "subsidiary corporation" of the Company, as those terms are defined in
     Section 424(e) and (f) of the Code, or any successor provision.

          b. "AGREEMENT" means a written contract entered into between the Company or an Affiliate and a Participant containing the terms and conditions of an Award in such form and not inconsistent with this Plan as the Committee shall approve from time to time, together with all amendments thereto, which amendments may be unilaterally made by the Company (with the approval of the Committee) unless such amendments are deemed by the Committee to be materially adverse to the Participant and are not required as a matter of law.

          c. "AWARD" means a grant made under this Plan in the form of Restricted Stock, Options or Stock.

          d.   "BOARD" means the Board of Directors of the Company.

          e. "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

          f. "COMMITTEE" means such committee appointed by the Board from time to time to administer the Plan or, if no such committee is appointed, the Board itself; provided, however that the Board shall appoint a committee of two or more Non-Employee Directors to determine and administer Awards to any Participants who are then subject to the reporting requirements of
     Section 16 of the Exchange Act.

          g. "COMPANY" means Excelsior-Henderson Motorcycle Manufacturing Company, a Minnesota corporation, or any successor to substantially all of its businesses.

          h.   "DIRECTOR" means a director of the Company.

          i. "DIRECTOR OPTION" means a Non-Statutory Stock Option granted to an Outside Director under Section 9.3 hereof.

          j. "EFFECTIVE DATE" means the effective date of the Plan specified in Section 11.1 hereof.

          k. "EVENT" means any of the following; provided, however, that no Event shall be deemed to have occurred unless and until a majority of the directors constituting the Incumbent Board (as defined below) shall have declared that an Event has occurred and further provided that an Event shall not be deemed to occur prior to the date that the Stock becomes registered under the Exchange Act:

               (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Exchange Act Rule 13d-3) of 20% (except for acquisitions by any individual, entity or group that, prior to the effectiveness of this Plan, owns 20% or more of any class of capital stock of the Company) or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the Board (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute an Event:

                    (A) any acquisition of voting securities of the Company directly from the Company,

                    (B) any acquisition of voting securities of the Company by the Company or any of its wholly owned Subsidiaries,

                    (C) any acquisition of voting securities of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries, or

                    (D) any acquisition by any corporation with respect to which, immediately following such acquisition, more than 60% of respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as was their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

               (2) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director of the Board subsequent to the Effective Date whose election, or nomination for election by the

          Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest which was (or, if threatened, would have been) subject to Exchange Act Rule 14a-11;

               (3) Approval by the shareholders of the Company of a reorganization, merger, consolidation or statutory exchange of Outstanding Company Voting Securities, unless immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as was their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

               (4) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which, immediately following such sale or other disposition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as was their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

     Notwithstanding the above, an Event shall not be deemed to occur with respect to a recipient of an Award if the acquisition of the 20% or greater interest referred to in paragraph (1) is by a group, acting in concert, that includes that recipient or if at least 40% of the then outstanding common stock or combined voting power of the then outstanding voting securities (or voting equity interests) of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company shall be beneficially owned, directly or indirectly, immediately after a reorganization, merger, consolidation, statutory share exchange or sale or other disposition of assets referred to in paragraphs
     (3) or (4) by a group, acting in concert, that includes that recipient.

          l. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

          m. "FAIR MARKET VALUE" as of any date means, unless otherwise expressly provided in the Plan:

               (i) the closing price of a Share on the date immediately preceding that date or, if no sale of Shares shall have occurred on that date, on the next preceding day on which a sale of Shares occurred,

                    (A) on the composite tape for New York Stock Exchange listed shares, or

                    (B) if the Shares are not quoted on the composite tape for New York Stock Exchange listed shares, on the principal United States Securities Exchange registered under the Exchange Act on which the Shares are listed, or

                    (C) if the Shares are not listed on any such exchange, on the Nasdaq National Market, or

               (ii) if clause (i) is inapplicable, the mean between the closing "bid" and the closing "asked" quotation of a Share on the date immediately preceding that date, or, if no closing bid or asked quotation is made on that date, on the next preceding day on which a quotation is made, on any system maintained by the National Association of Securities Dealers, Inc. or any system then in use, or

               (iii) if clauses (i) and (ii) are inapplicable, what the Committee determines in good faith to be 100% of the fair market value of a Share on that date.

     However, if the applicable securities exchange or system has closed for the day at the time the event occurs that triggers a determination of Fair Market Value, whether the grant of an Award, the exercise of an Option or otherwise, all references in this paragraph to the "date immediately preceding that date" shall be deemed to be references to "that date". In the case of an Incentive Stock Option, if such determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury, Fair Market Value shall be determined in accordance with said regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Section 15.

          n. "FUNDAMENTAL CHANGE" shall mean a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.

          o. "INCENTIVE STOCK OPTION" means any Option designated as such and granted in accordance with the requirements of Code Section 422 or any successor to said section.

          p. "MAXIMUM ANNUAL EMPLOYEE GRANT" means the maximum number of Shares subject to Options that may be awarded to any one employee of the Company in any fiscal year.

          q. "NET EXERCISE" means the right of a Participant (the "Conversion Right") to convert an Option or any portion thereof into Shares as provided in this paragraph at any time or from time to time prior to its expiration, subject to the restrictions set forth in this Plan. Upon exercise of the Conversion Right with respect to a particular number of Shares subject to an Option (the "Converted Option Shares"), the Company shall deliver to the holder of the Option, without payment by the holder of any exercise price or any cash or other consideration, that number of Shares equal to the quotient obtained by dividing the Net Value (as hereinafter defined) of the Converted Option Shares by the Fair Market Value of a single Share, determined in each case as of the close of business on the Conversion Date (as hereinafter defined). The "Net Value" of the Converted Option Shares shall be determined by subtracting the aggregate purchase price of the Converted Option Shares from the aggregate Fair Market Value of the Converted Option Shares. Notwithstanding anything in this paragraph to the contrary, the Conversion Right cannot be exercised with respect to a number of Converted Option Shares having a Net Value below $100. No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder of the Option an amount in cash equal to the Fair Market Value of the resulting fractional share.

          r. "NON-EMPLOYEE DIRECTOR" means a member of the Board who is considered a non-employee director within the meaning of Exchange Act Rule 16b-3(i) or any successor definition.

          s. "NON-STATUTORY STOCK OPTION" means an Option other than an Incentive Stock Option.

          t. "OPTION" means a right to purchase Stock, including both Non-Statutory Stock Options and Incentive Stock Options.

          u. "OUTSIDE DIRECTOR" means a Director who is not an employee of the Company or any affiliate.

          v. "PARTICIPANT" means any salaried employee, and any officer, director (including any director who is not an employee of the Company), contractor or advisor to or representative of the Company or any Affiliate thereof, whether or not such person is an employee of the Company within the meaning of the Code; PROVIDED, HOWEVER, that salaried employees of the Company or its Affiliates within the meaning of the Code (including any such employee who is also an officer or director of the Company or any Affiliate thereof) shall be the only persons eligible to receive Options intended to constitute Incentive Stock Options.

          w. "PLAN" means this Excelsior-Henderson Motorcycle Manufacturing Company Amended and Restated 1995 Stock Plan, as amended from time to time.

          x. "RESTRICTED STOCK" means Stock granted under Section 7 so long as such Stock remains subject to such restrictions.

          y. "RETIREMENT" as applied to a Participant, means (i) until such time as the Company adopts an employee pension benefit plan (as that term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974), termination of employment with the Company at any time upon or after attaining age 65; or (ii) after adoption by the Company of an employee pension benefit plan, termination of employment with the Company at a time when the Participant is eligible for normal retirement under such a plan, as amended from time to time, or any successor plan thereto.

          z.   "SHARE" means a share of Stock.

          aa. "STOCK" means the Common Stock, $.01 par value per share (as such par value may be adjusted from time to time), of the Company.

          bb. "SUBSIDIARY" means a "subsidiary corporation", as that term is defined in Code Section 424(f) or any successor provision.

          cc. "SUCCESSOR" means the legal representative of the estate of a deceased Participant or the person or persons who may, by bequest or inheritance, or pursuant to the terms of an Award or of forms submitted by the Participant to the Committee pursuant to Section 19, acquire the right to exercise an Option or Stock Appreciation Right or to receive cash or Shares issuable in satisfaction of an Award in the event of a Participant's death.

          dd. "TERM" means the period during which an Option may be exercised or the period during which the restrictions placed on Restricted Stock are in effect.

          ee. "TOTAL AND PERMANENT DISABILITY" as applied to a Participant, means total and permanent disability within the meaning of Section 22(e)(3) of the Code or any successor provision.

2.   GENDER AND NUMBER.

          Except when otherwise indicated by context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.